Hudson's Grill International, Inc.	For Immediate Release
16970 Dallas Parkway	Contact: Robert Fischer
Suite 402	Telephone: 214-361-7301
Dallas, Texas 75248-1928	e-mail: getinfo@hudsonsgrill.com

Hudson's Grill Announces the Closing

of a Hudson's Grill in Simi Valley, California

Monday, November 20, 2006

Dallas, TX - Hudson's Grill International, Inc., based in Dallas, Texas, announced today that on November 11, 2006, Davis Beckham, its franchisee in Simi Valley, California, confirmed that he had closed permanently the Hudson's Grill restaurant in Simi Valley California, that he operated.

He said that the reason for closing was increased competition, especially from a new shopping mall that has opened near the franchisee's shopping center and that has drawn off customers from the shopping center.

Hudson's Grill International is a public company; the company's class A common shares are currently being quoted and traded over the counter on the bulletin board under the NASD symbol HGIIA.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

"This press release may contain forward looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statement are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those identified in the Company's filings with the SEC."